SCHEDULE 14A
                                 (RULE 14A-101)
                     Information Required In Proxy Statement
                            Schedule 14a Information
                Proxy Statement Pursuant To Section 14(a) Of The
                         Securities Exchange Act Of 1934
                                (Amendment No. 2)

Filed by the Registrant |X|
Filed by a Party other than the Registrant | |

Check the appropriate box:

|X|     Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
| |     Definitive Proxy Statement
| |     Definitive Additional Materials
| |     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RMED INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
| |   No fee required.
|X|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      $8,483,451.80 - indebtedness and lease obligations assumed, per agreement
      --------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

      $1,696.69
      --------------------------------------------------------------------------
(5)   Total fee paid:

      --------------------------------------------------------------------------

| |   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                            RMED INTERNATIONAL, INC.
                             3925 NORTH HASTINGS WAY
                           EAU CLAIRE, WISCONSIN 54703
                                TEL: 715-831-0280

                                 [July 16, 2001]

To Our Shareholders:

      You are cordially invited to attend a Special Meeting of Shareholders of RMED International, Inc. to be held at the Company's offices at 675 Industrial Boulevard, Delta, Colorado, 81416 on [August 8, 2001], at 10:00 a.m. local time.

      The purpose of the meeting will be to consider a proposal to sell substantially all of the assets of the Company. The buyers, a group which includes Thomas A. Biebel and John O. Harry, two of our major shareholders and former directors, will assume debt and lease obligations as payment of the purchase price. The buyer will also assume $500,000 of debt which the Company owes to Mr. Biebel and to Mr. Harry. We will not receive any cash or other payment. Information on this matter can be found in the accompanying Proxy Statement.

      The agreement covering this transaction is attached to this Proxy Statement as Exhibit A. The board of directors has unanimously recommended that the Shareholders vote "FOR" approval of the sale, notwithstanding the fact that owners of the Buyer include two of our former directors, who are still significant Shareholders.

      While Shareholders may exercise their right to vote their shares in person, we recognize that many Shareholders may not be able to attend the Special Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Special Meeting even if you are unable to attend. If you desire to vote in for the sale, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope as soon as conveniently possible.

      You have the right, under Colorado law, to dissent to this sale, and to receive from the Company the fair value of your shares. The procedure for this is described in detail in the Proxy Statement.

      If you have any questions about the transaction, the meeting, or this Proxy Statement, please feel free to call me at (203) 454-8831.

                                    Sincerely,

                                    Edward Reiss
                                    Chairman of the Board
                                    and co-Chief Executive Officer

                            RMED INTERNATIONAL, INC.
                             3925 NORTH HASTINGS WAY
                           EAU CLAIRE, WISCONSIN 54703
                                TEL: 715-831-0280

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       AND
                          NOTICE OF DISSENTER'S RIGHTS

To the Shareholders of RMED International, Inc.:

Notice is hereby given that a Special Meeting of Shareholders of RMED International, Inc., a Colorado corporation (the "Company"), will be held on the [8th day of August 2001] at 10:00 a.m., local time, at 675 Industrial Boulevard, Delta, Colorado 81416 for the following purposes:

1. To consider a sale of substantially all of the assets of the Company to an entity of which 25% is owned by Thomas A. Biebel and John O. Harry, two of the Company's former directors, to whom the Company owes $500,000, as described in Exhibit A.

2. To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

      The board of directors unanimously recommends that the Shareholders vote "FOR" approval of the sale of assets, notwithstanding the fact that owners of the Buyer include two of our former directors, who are still significant Shareholders of the Company.

      Shareholders are entitled to assert dissenter's rights under Article 113 of the Colorado Business Corporation Act. A copy of Article 113 is attached to the Proxy Statement as Exhibit B.

      A Proxy Statement describing the matters to be considered at the Special Meeting is attached to this notice. Only Shareholders of record at the close of business on [June 30, 2001] (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof. A list of Shareholders entitled to vote at the Special Meeting will be located at the offices of the Company at 675 Industrial Boulevard, Delta, Colorado 81416, no later than two business days after this notice is given. That list will remain available for inspection at the offices of the Company until the Special Meeting, and will also be available for inspection at the Special Meeting.

      To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Special Meeting. Since proxies may be revoked at any time, any Shareholder attending the Special Meeting may vote in person even if that Shareholder has returned a proxy.

                                              By Order of the Board of Directors

                                                        RMED INTERNATIONAL, INC.

[July 16, 2001]

         PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                            RMED INTERNATIONAL, INC.

                                   ----------

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON [AUGUST 8, 2001]

                                   ----------

      This Proxy Statement is being furnished in connection with the solicitation by RMED International, Inc., a Colorado corporation (the "Company"), of proxies to be voted at the Special Meeting of Shareholders to be held on the [8th day of August, 2001] at 10:00 a.m., local time, at the offices of the Company, at 675 Industrial Boulevard, Delta, Colorado 81416 and at any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement and the enclosed proxy are first being sent to Shareholders on or about [July 17, 2001].

      At the Special Meeting, the Company's Shareholders will be asked (1) to consider a proposal to sell substantially all of the assets of the Company to RMED Acquisition Co., Inc., a corporation in which Thomas A. Biebel and John O. Harry, two former directors of the Company to whom the Company owes $500,000, will together own a 25% interest, and (2) to transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof. The agreement to sell the assets is attached as Exhibit A to this Proxy Statement.

      The principal executive offices of the Company are located at 3925 North Hastings Way, Eau Claire, Wisconsin 54703 and the telephone number is 715-831-0280. After the sale described in this Proxy Statement, the Company expects to move its principal executive offices to 675 Industrial Boulevard, Delta, Colorado 81416.

                           FORWARD-LOOKING STATEMENTS

      When used in this Proxy Statement, the words "estimate," "project," "intend," "expect" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement or as of the date of such other documents. Actual results may differ materially from those contemplated in forward-looking statements and projections. Important assumptions and factors that could cause actual results to differ materially from those contemplated, projected, forecasted, estimated or budgeted in, or expressed or implied by, projections and forward-looking statements include industry trends, currency fluctuations, government fiscal and monetary policy, the success of new product introductions, general economic and business conditions in the markets the Company serves and actions of competitors which may affect the Company's ability to obtain orders and the ability of the Company to implement its plans. Other factors and assumptions not identified above were also involved in the derivation of these forward-looking statements, and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. The Company assumes no obligation to update such forward-looking statements or any projections to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent necessary to make such statements and projections not misleading.

                                   TERM SHEET

      We have prepared a term sheet which lists all of the material terms of the sale. We have included page references to direct you to more complete information which appears elsewhere in this document. You should read the entire Proxy Statement and the other documents attached to this Proxy Statement to fully understand the transaction which we are describing and its consequences to you.

o     Parties to the sale (See page 4)       The Buyer is a newly formed
                                             corporation named RMED Acquisition
                                             Co., Inc. Thomas A. Biebel and John
                                             O. Harry, who were two of our
                                             directors until they resigned in
                                             April 2001, will together own a 25%
                                             interest in the Buyer.

o     Assets being sold  (see page 4)        We are selling substantially all of
                                             our assets, including our two
                                             diaper-making machines and our
                                             inventory and accounts receivable.
                                             We are keeping e keeping our
                                             trademarks and tradenames related
                                             to Tushies(R), Tender Care(R) and
                                             natural/environmental products.

o     Payments by Buyer (see page 4)         The Buyer will not pay us any cash
                                             to acquire these assets; instead,
                                             the Buyer will assume obligations
                                             of ours, including accounts payable
                                             and lease obligations. We also owe
                                             $250,000 to each of Thomas A.
                                             Biebel and John O. Harry (who were
                                             directors until April 2001, when
                                             they resigned), and the Buyer will
                                             assume those obligations.

o     Payments and distributions to          You will not receive anything for
      shareholders  (see page 5)             the sale. We hope that through the
                                             sale we will be able to preserve
                                             some value in the Company and
                                             correspondingly some value in your
                                             shares.

o     Conditions of the sale  (see page 5)   There are a number of conditions
                                             which various parties must satisfy
                                             before anyone is obligated to
                                             complete the sale. These include:

                                             o  Shareholders who hold a majority
                                                of our outstanding shares must
                                                approve the sale;
                                             o  No more than 20% of the
                                                outstanding shares may dissent
                                                from the sale;

o     Termination of the sale agreement      We will not complete the sale if:
      (see page 6)                           o  We and the buyer agree not go
                                                forward with the sale; or
                                             o  A final court order or other
                                                government action prohibits the
                                                sale; or

                                             o  Our shareholders do not approval
                                                the sale; or

                                             o  Over 20% of our shareholders
                                                exercise dissenters' rights.

o     Dissenter's rights  (see page 12)      You have the right to object to the
                                             sale and receive the fair value of
                                             your shares. You must follow the
                                             procedure carefully in order to
                                             perfect this right.

o     Completion of the sale (page 5)        We will close the sale as soon as
                                             we have our shareholders meeting,
                                             if the shareholders approve the
                                             sale and shareholders who own over
                                             20% of our stock do not exercise
                                             dissenters rights.

o     U.S. federal income tax consequences   Since you will not be receiving
      of the sale to you (see page 9)        anything in the sale, there will
                                             not be any tax effect to you.

                 SOLICITATION AND VOTING OF PROXIES; REVOCATION

      All proxies duly executed and received by the Company will be voted on all matters presented at the Special Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted FOR the sale of substantially all of the assets of the Company. The submission of a signed proxy will not affect a Shareholder's right to attend, or vote in person at, the Special Meeting. Any Shareholder may revoke his or her proxy at any time before it is voted by written notice to such effect received by the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, or at 675 Industrial Boulevard, Delta, Colorado 81416, in either case,
Attention: Secretary, by delivery of a subsequently dated proxy or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

      The accompanying form of proxy is being solicited on behalf of the Company. The solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers and regular employees of the Company without special compensation therefor. The Company will bear the costs incurred in connection with the solicitation of proxies and expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners.

         RECORD DATE; OUTSTANDING SHARES; VOTING AT THE SPECIAL MEETING

      Only holders of record of the Company's common stock, par value $0.01 (the "Common Stock"), at the close of business on [June 30, 2001] (the "Record Date") were entitled to notice of and to vote at the Special Meeting. On that date, there were issued and outstanding 9,868,642 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Any Shareholder present (including broker non-votes) at the Special Meeting but who abstains from voting shall be counted for purposes of determining whether a quorum exists, but broker non-votes and abstentions will not be counted as votes in favor of the sale. Consequently, a broker non-vote or an abstention will be treated as a vote against the sale, for purposes of determining whether holders of a majority of the shares have voted to approve the sale.

      Shares held in street name will ONLY be voted if the shareholder provides instructions on how to vote. Shareholders who want shares which they hold in street name to be voted should follow the directions provided by their brokers regarding how to instruct their broker to vote their shares.

      The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the sale of substantially all of the assets of the Company.

      Edward Reiss, Brenda Schenk, Thomas A. Biebel and John O. Harry, who together beneficially own 4,952,831 shares, or over 50% of the outstanding Common Stock on the Record Date, have informed the Company of their intention to vote their shares of Common Stock FOR the sale of substantially all of the assets of the Company. Based on the foregoing, no additional votes are required to authorize the sale.

                             BUSINESS OF THE COMPANY

      The Company was incorporated under the laws of the State of Colorado on December 28, 1982, and is in the business of manufacturing, marketing, distributing and selling disposable baby diapers and related products under its own branded labels and private branded labels.

      Originally, all of the Company's products were manufactured by others. On November 23, 1998, the Company acquired Jettar, Ltd. ("Jettar"), a privately held diaper manufacturing and distributing company located in Eau Claire, Wisconsin. As a result of the acquisition, the Company began the manufacture of its own baby diaper products, in addition to manufacturing private label diapers. Some of the Company's products continue to be manufactured by outside private label manufacturers pursuant to Company specifications. In the acquisition, the Company acquired a diaper manufacture machine, and the leasehold interest in a 100,000 square foot facility in Eau Claire, Wisconsin, which is used as a central distribution point for all of the Company's products. The Company added a second diaper machine in 2000. The Company has its own testing lab in which they can pursue their goal of improving absorbency with natural materials.

      The Company markets its products internationally through health product stores, mainstream supermarkets, mail order, catalogues, and the Internet, and in an ongoing direct marketing partnership with Earth's Best Baby Food, a division of Hain Food Group.

      The Company's products include Tushies(R), an alternative disposable diaper featuring patented natural blend cotton absorbency and a cloth-like backsheet, TushiesWipes, a natural formula hypo-allergenic and alcohol-free wipe containing Aloe Vera, sold in tubs, refills and travel packs, TenderCare(R) Disposable Diapers, which are made without artificial chemical absorbents, are sold in major supermarkets and health product stores and compete on a price and design basis with the leading national brands, Bumpies(R) Disposable Diapers, which are mainstream diapers that are sold through major supermarkets in the Midwest and Mid-Atlantic regions at a competitive prices, Rock-A-Bye(R) Disposable Diapers which are sold internationally to distributors and retailers under branded and private labels.

      The Company currently holds patents in cotton blend and flushable disposable diapers, various trademarks and owns over 100 Internet domain names for its products and related baby businesses.

              PROPOSAL 1 - SALE OF SUBSTANTIALLY ALL OF THE ASSETS

      The Company has entered into an Asset Purchase Agreement (the "Agreement") with RMED Acquisition Co., Inc., a Wisconsin corporation (the "Buyer"). The description of the Agreement in this Proxy Statement is a summary, and it is qualified in its entirety by the Agreement, which is attached to this Proxy Statement as Exhibit A. Under the Agreement, the Buyer will purchase all of the Company's inventory, intangible assets, machinery, equipment, contracts, receivables and prepaid expenses, other than intangible assets related to Tushies(R), Tender Care(R) and natural/environmental products (the "Retained Assets"). The Buyer will also not acquire the Company's facility at 675 Industrial Boulevard, Delta, Colorado, or its rights as a plaintiff in a class action suit against Sloan's Supermarkets, Inc.

      The consideration to be paid by the Buyer is the assumption of liabilities of the Company. Those liabilities include a secured loan payable to Wells Fargo ($1,214,223.80 at March 31, 2001), obligations under leases for two diaper machines, a bagger and forklift ($3,856,277 as of March 31, 2001) and an assumption of all of the accounts payable of the Company ($2,789,951.00 as of March 31, 2001). The Buyer has also agreed to assume the Eau Claire facility real estate lease and two notes of the Company, each in the amount of $250,000, payable to Thomas A. Biebel and John O. Harry. Buyer has agreed that all liabilities of the Company represented by notes payable will be paid in accordance with the terms and conditions of the notes and accounts payable will be paid in accordance with terms, but in any event within 60 days of the closing (unless the trade creditor otherwise agrees). Buyer has also agreed to pay all costs involved in assigning the leases and manufacturing property it is acquiring under the Agreement.

      Under the Agreement, the purchase price is based on the assumption that the value of the Assets at Closing will not be less than the value of the purchased assets as set forth on the Company's balance sheet at March 31, 2001. The purchase price shall be adjusted at closing to reflect any decrease in the actual value of the purchased assets as of the day of closing compared to this value. The value of purchased assets and assumed liabilities will be determined at the day of closing after full review of all components, including a physical inventory.

      Buyer has agreed to sell to the Company the inventory of Tushies(R), Tender Care(R) and natural/environmental products which it will purchase under the Agreement for a payment equal to a promissory note of the Company payable over 24 months, with interest at 1% over prime and personally guaranteed by Brenda Schenk and Edward Reiss. Inventory of Tushies(R), Tender Care(R) and natural/environmental products will be determined at closing by a physical inventory by representatives of both Buyer and the Company. Tender Care(R) diapers will be valued at cost plus $1.25 per case. The remaining inventory will be priced at actual invoiced cost from the manufacturer. The Company expects the value of inventory will not exceed $100,000.

      The Agreement is between the Company and the Buyer. There are no assets being delivered by the Buyer to the Company. Since the consideration is the assumption by the Buyer of Company debt, there is nothing to distribute to shareholders. The Company expects to continue to operate its remaining business after the sale, and has no plans to sell additional assets, dissolve or liquidate. Consequently, the Company does not anticipate any distributions to shareholders in the foreseeable future.

      The Company believes that the sale is an appropriate means of dealing with the current problems the Company faces, principally that it does not have sufficient cash to make payments required on the obligations which the Buyer is willing to assume. The Company believes that by entering into this transaction, it will be able to maintain some portion of the business, which relates to the retained assets, by relieving it of the financial obligations assumed by the Buyer. The Company intends to continue its business of distributing Tushies(R) and Tender Care(R) diapers. Under the Agreement, the Buyer will manufacture Tender Care(R) diapers for the Company over a period of ten years at a price of cost plus $1.25 per case. Buyer has agreed that the credit limit on such manufacturing shall be limited to $50,000, and only so long as the Company remains current (net 45 days). The Buyer has also agreed that it will manufacture Rock-A-Bye(R) diapers for the Company at mutually agreeable pricing terms and conditions and will provide home delivery shipping service for the Company at cost for a period of six (6) months.

      Buyer has agreed to hire all of the Company's employees who work at the Eau Claire diaper division and provide health care benefits for such employees, at substantially similar wage rates and benefits as those provided by the Company.

      The Company, Edward Reiss and Brenda Schenk (the co-CEOs and two of the three directors of the Company) are required to release any claims they may have against Thomas A. Biebel and John O. Harry in their capacity as former officers and directors of the Company.

      Neither the Buyer nor the Company may make any claim against the other until damages equal or exceed $25,000. If the Company has claims against the Buyer in excess of $25,000, then the Company is entitled to indemnification for the full amount of the claims. If the Buyer has claims against the Company in excess of $25,000, then it is only entitled to indemnification for amounts in excess of $25,000. Under the Agreement, each party's liability to the other is limited to $150,000, except that if the Buyer becomes liable for any liabilities of the company in excess of that which it agreed to under the Agreement, including any claim by a Company shareholder, any such liability is not limited to $150,000. Edward Reiss and Brenda Schenk are required to execute a limited personal guarantee of the Company's indemnity obligations.

      There are a number of conditions to the closing of the sale. Neither party is required to close the sale unless Shareholders approve the sale as required under Colorado law, and the holders of not more than 20% of the Company's shares of Common Stock shall have exercised their dissenter's rights with respect to this transaction. In addition, the Company and the Buyer will enter into mutual non-competition agreements, which will provide that for a period of 10 years from the date of the closing of the transaction, the Buyer will not manufacture, sample, advise or engage in the business of natural/environmental diapers or products. The Company will not engage in the business of non-natural/non-environmental diapers.

      There are a number of conditions to the closing of the sale which have now been satisfied. In particular, the Buyer has secured its capital and arranged its financing, and the lessors have consented to the assignment. The schedules to the agreement have all been completed, and the only significant item remaining is to hold the shareholders meeting. If the shareholders approve the sale (and the Company expects that will happen since the holders of a majority of the shares have either agreed to vote for the sale or have indicated that they intend to vote for the sale), and if shareholders holding more than 20% of the common stock do not exercise dissenters' rights, the Company expects to close the sale promptly after the meeting, and if possible, on the day of the meeting.

      The Agreement provides that if it is terminated for any reason other than mutual agreement of the parties, failure to obtain the requisite shareholder vote, exercise of dissenters' rights by shareholders who hold more than 20% of the Company's outstanding stock, as a result of a court order restraining, enjoining or prohibiting the sale, or because the sale has not closed by [August 10, 2001], and the Company concludes a sale to a higher bidder, the Company will pay a break up fee to the Buyer of $100,000.

      The Buyer is a newly-formed Wisconsin corporation. The Buyer has informed the Company that at the date it signed the Agreement, the Buyer had no assets, liabilities, business history or shareholders. Thomas A. Biebel has advised the Company that he will own 20% of the Buyer and that he will be a director and that Thomas O. Harry will own 5% of the Buyer. Mr. Biebel and Mr. Harry were both directors of the Company until April 19, 2001, when they resigned. Mr. Biebel resigned to pursue the transaction described in this Proxy Statement. Mr. Harry initially had not intended to have any interest in Buyer, and he had no part in the negotiations with the Company. Mr. Biebel owns 8% of the shares of Common Stock of the Company and he has advised the Company that he intends to vote those shares for this transaction. Mr. Harry owns 5% of the shares of Common Stock of the Company, and he has advised the Company that he intends to vote those shares for this transaction. Mr. Biebel and Mr. Harry were both principal shareholders of Jettar. Mr. Todd Nelson, the Vice President of Operations of the Company, expects to resign his position with the Company and become an employee of the Buyer. Mr. Nelson does not expect to have an ownership interest in the Buyer, and at this time is not an employee of Buyer. Mr. Nelson is now a full time employee of the Company, and expects to remain as a full time employee until the closing of the sale. Mr. Nelson was a shareholder and the general manager of Jettar, and he owns 162,803 shares of Common Stock of the Company. None of the current directors of the Company are, or are expected to become, shareholders or directors of the Buyer. The Company has no other information about the Buyer, and does not anticipate that the Buyer will provide any additional information about the Buyer to the Company.

      Mr. Reiss and Ms. Schenk intend to vote their shares in favor of the sale, and they have agreed to do so in the Agreement. They will not have any interest in the Buyer. Although Mr. Biebel and Mr. Harry have advised the Company that they intend to vote their shares of Common Stock of the Company for the sale, they have not entered into any agreement to do so, and the Company is not a party to any agreement, other than the commitment of Mr. Reiss and Ms. Schenk in the Agreement, providing for the voting of any shares of the Company's Common Stock. The Company is not aware of any other agreement among shareholders providing for voting of the Company's shares of Common Stock.

                             BACKGROUND OF THE SALE

      In early 2000, the Company significantly increased its manufacturing capacity in order to service the needs of a new customer, Drypers. The Company ordered and installed a second diaper machine in its Eau Claire facility for this purpose. During the first half of 2000, Drypers informed the Company that it was unable to continue to contract and halted orders. Subsequently, Drypers filed for bankruptcy. The Company now had expanded manufacturing capacity and the related lease cost for the equipment, but did not have orders to keep those expanded facilities operational. The Company had foregone other business in order to have capacity to service the expected Drypers business, and the Company was not able to recapture those lost opportunities. The loss of the Drypers business resulted in significant cash flow problems and adversely affected profitability and net worth.

      On December 22, 2000, Wells Fargo Credit, the Company's secured lender, demanded payment in full of its loan to the Company on or before February 22, 2001. This demand from Wells Fargo was based on covenant defaults and not payment defaults. Covenants in default included a requirement that the Company maintain a minimum book net worth of $460,267 at December 31, 2000, minimum earnings of $500,000 for the year then ended and a capital expenditure limit of $3,300,000 for that year. The Company's net worth at December 31, 2000 was ($140,720), a shortfall of $600,987, it incurred a loss of $54,820 for the year then ended, or a shortfall of $554,820, and capital expenditures for the year then ended were $3,556,755, or $256,755 in excess of the covenant .

      As a result of the defaults, the interest rate was increased to prime plus 6% retroactive to January 1, 2000. Wells Fargo also advised the Company that if payment in full was not made by February 22nd, the borrowing base would be reduced on a weekly basis by 1 1/2% (which reduced borrowing availability by approximately $172,000 by May 27, 2001). Wells Fargo also added a monthly service fee of $2,000 for February and increased that service fee by $1,000 per month for each month thereafter. The service fee for June is $6,000.

      As a result of the difficulties with Wells Fargo, the Company had been exploring alternative financing arrangements. The demand letter from Wells Fargo accelerated this process and the Company contacted fourteen banks, financial institutions and government agencies in December, 2000 and the early part of 2001 to attempt to obtain financing which would pay off Wells Fargo and provide additional funding for the Company's operations. These contacts involved telephone calls, personal meetings, plant tours and a variety of other activities. Those institutions which indicated an interest required that the officers and directors of the Company personally guaranty 100% of the debt, and generally they were not prepared to provide funds which, in the Company's opinion, were sufficient to address the liquidity needs of the Company. The officers and directors were unwilling to personally guaranty the Company's debt. Consequently, none of these activities resulted in any acceptable financing alternative.

      In early April, the Board recognized that a new financing package would not be likely. At that time the board considered what other options would be available. The obvious choice was to sell assets.

      The Company explored which assets to sell, and considered selling either its environmental line or its manufacturing facility. Factors which the Company considered in making this determination were the ease and speed of the sale, the effect that either sale would have on the liquidity of the Company and the Company's prospects for a continuing and viable business after the sale. However, management decided that the critical need was to sell assets, and the Company was not in a position to determine which assets it would sell. The Company was prepared to sell any assets in which a potential buyer indicated an interest.

      Various officers of the Company contacted people they knew who they thought might be interested in acquiring the diaper business assets. Todd Nelson, Vice President of Operations, contacted Tomas Biebel (at that time a director), who was in Florida and was not present at the April 3rd Board meeting, to see if he could provide any prospects. Mr. Nelson also contacted others who he thought might have an interest in the business.

      One of the parties contacted indicated an interest in the environmental assets; however, that party indicated that it would only be interested in purchasing those assets if the Company could obtain other financing to continue its manufacturing operations. Since the Company was not able to obtain that financing, that transaction did not proceed. No other party indicated any interest in the environmental business, and all other discussions involved the manufacturing facility. Since those were the only assets in which potential buyers indicated an interest, and the Company had to solve its liquidity problem or go out of business, management decided to pursue a sale of the manufacturing facility.

      On April 12th, the Company received a letter from a group in Green Bay, Wisconsin indicating an interest in buying the assets. This was a group which the Company believes was contacted by Thomas Biebel, but who did not otherwise have any interest in the Company. On April 19, the Company received a formal proposal from this group. The proposal was to purchase certain assets and assume certain liabilities of the Eau Claire manufacturing operation. The offer fell far short of covering the outstanding accounts payable and bank line of credit by approximately $4,000,000.00. The Company continued to negotiate with this group for several days, but the parties were not able to come to any agreement on terms.

      On April 19, 2001, Thomas Biebel and John O. Harry, both directors of the Company, resigned from the Board. Mr. Biebel advised the Company that he was attempting to put together a group to buy the Eau Claire diaper business and he felt that he should no longer be a member of the Company's Board of Directors. Mr. Harry, who has been a business associate of Mr. Biebel before his association with the Company, also decided to resign his board position with the Company. After Mr. Biebel's and Mr. Harry's resignations, the Company began discussions with Mr. Biebel about the terms of a purchase. Mr. Biebel was principally involved in these negotiations. Mr. Harry had no involvement in the negotiations. Various discussions were held and drafts of offers were exchanged between April 19th and May 9, 2001.

      On May 9, 2001, the Company received a draft asset purchase agreement from RMED Acquisition Co., Inc, the Buyer under the Agreement being submitted to the Shareholders with this proxy statement. The Buyer was formed by a group that included Thomas Biebel. Originally, the group did not include Mr. Harry. The Company was informed on July 11, 2001, that Mr. Harry agreed with the Buyer at some time after the Agreement was signed that he would convert the $250,000 of Company debt, which is being assumed by the Buyer, into equity in the Buyer. The actual terms of the agreement submitted to the Company by the Buyer at that time were not acceptable to the Company because they included contingencies related to the Buyer obtaining additional investors. Management did not believe that it was in the Company's best interest to terminate its activities to try to find a buyer with that contingency. However, the Company continued negotiations with the Buyer to try to reach an acceptable agreement which did not include that contingency, and at the same time continued to try to find another buyer.

      During the course of the negotiations with the Buyer, the Company received a letter of intent and offer to purchase from Missouri Steel, Inc. The Company believes that the connection with this offer was through DNJ Capital, the lessor of one of the Company's diaper machines. Mr. Nelson had maintained close contact with DNJ Capital throughout the process of attempting to obtain financing, and after the Company decided that it could not obtain financing, while the Company was attempting to find a buyer for the assets. Jeff Pfeffer, a principal of DNJ Capital, had advised Mr. Nelson that he knew someone who might be interested in acquiring the assets. That party was Missouri Steel. The Company believes that Mr. Pfeffer was to have an interest in the acquisition company.

      The Company sent a letter to Missouri Steel advising it that the Company was considering the sale of assets to several bidders. On April 25, the group of buyers from Green Bay who had contacted the Company earlier in April visited the Eau Claire facility to discuss a renewed interest. On May 29, the principals of Missouri Steel visited the Eau Claire facility to indicate that they were interested in purchasing the Eau Claire operation assets. After visiting the manufacturing facility, the representatives indicated verbally they had interest in making an offer that sounded similar to the confirmed offer from the RMED Acquisition Co, Inc. On June 1, 2001 management reviewed the information and determined there were two viable buyers, RMED Acquisition Co, Inc. and Missouri Steel, each of which had verbalized similar proposals. Both parties were informed that written offers must be presented. On June 5, the Company advised the Green Bay group (RMED Acquisition Company, Inc.) and Missouri Steel that the Company had set a deadline of 5 p.m. June 7 to accept written offers for the Eau Claire diaper operation, and the Board would meet Friday, June 8th to review and accept the appropriate offer.

      The Board's criteria for an acceptable offer was that the offeror had to assume all of the debt and obligations related to the Eau Claire facility so as to permit the Company to continue in business after the sale, the offerer had to demonstrate to the board's satisfaction the financial capability to which would indicate that the buyer could meet its commitment, it had to be prepared to close the transaction quickly and it had to present a written offer, which was substantially complete, by June 7. The only offer which met all of these criteria, and which was therefore acceptable to the Company which was submitted by the June 7th deadline was the offer by the Buyer, RMED Acquisition Co., Inc., which was approved by the Board of Directors on June 8, 2001.

      The Company has been advised that the Buyer will be owned 25% by K.C. Stock, 25% by Steve Stock, 25% by Brian Stock, 20% by Thomas Biebel and 5% by John Harry. This is based on information provided by Mr. Biebel. Mr. Biebel has advised the Company that when certain members of his original group decided that they would not go forward with the transaction, Mr. Biebel contacted the Green Bay group to see if he and they could make a joint offer. Mr. Biebel is a resident of Green Bay, and although they had not made joint investments before, they knew each other. Mr. Biebel has advised the Company that he and the Green Bay group together prepared and resubmitted the offer which was ultimately accepted. The Company believes that K.C. Stock, Steve Stock and Brian Stock were all members of the group from Green Bay, Wisconsin, which was negotiating with the Company separately. The Company does not know if there were other members of that group, or if these three individuals would have owned the same percentages as they will have in the Buyer

      The Company has continued to operate, to the extent that it could, during the period when it was attempting to secure a buyer for its assets. In that regard, the Company continued to accept orders and engage in discussions with parties for the sale and distribution of its manufactured products. In October, 2000, the Company had entered into a Sales and Marketing Agreement with Hospital Specialty Company, under which the Company would manufacture private label baby diapers for resale by Hospital Specialty. The Company received its first significant order under that contract in January, 2001. The Company also continued to accept orders from customers to manufacture private label diapers, and has issued a number of press releases when it received open purchase orders or actual orders. Those arrangements, any orders for manufactured products and any contracts related to those arrangements will be transferred to and assumed by the Buyer.

                              REASONS FOR THE SALE

      The Company believes that the sale is an appropriate means of dealing with its current liquidity problem. The loss of the Company's principal line of credit has made it difficult to operate. The Company was faced with two options
- one, to obtain new financing to replace the Wells Fargo line, or two, to sell assets. Since the Company was not able to arrange new financing, the only viable alternative was to sell assets. The Company believes that by entering into this transaction, it will be able to maintain some portion of the business, which relates to the Retained Assets, by relieving it of the financial obligations assumed by the Buyer. The Company intends to continue its business of distributing Tushies(R) and Tender Care(R) diapers. Under the Agreement, the Buyer will manufacture Tender Care(R) diapers for the Company over a period of ten years at a price of $1.25 per case. Buyer has agreed that the credit limit on such manufacturing shall be limited to $50,000, and only so long as the Company remains current (net 45 days). The Buyer has also agreed that it will manufacture Rock-A-Bye(R) diapers for the Company at mutually agreeable pricing terms and conditions and will provide home delivery shipping service for the Company at cost for a period of six (6) months.

                            FAIRNESS TO SHAREHOLDERS

      The Board of Directors believes that the transaction is fair to the Company and its shareholders. The board reached this conclusion by reviewing all relevant factors, including the attempts to obtain financing, the negotiations with various parties, the lack of viable alternatives and the consequences of not completing the transaction. The sale has been negotiated on an arms-length basis, by the Company directors and senior executives, none of whom has any interest in the Buyer or any personal benefit from the sale. None of the directors are personally liable on any indebtedness to be assumed by the Buyer or on the leases. Todd Nelson, the only executive of the Company who will be involved with the Buyer, is not a director and did not negotiate terms of the transaction. Although Mr. Biebel was a director of the Company, he resigned that position before an offer was submitted.

      In many similar circumstances, a company that proposes to sell its assets to a group in which one of its larger shareholders has an interest would hire an investment banker or appraiser to review the transaction to determine if the terms and price are fair to the seller and its shareholders and to issue a fairness opinion covering the transaction. Those arrangements are generally expensive and time consuming and the Company does not have the time or the resources to obtain such arrangements. Notwithstanding the fact that no fairness opinion has been obtained, the board of directors believes that the transaction is fair to the Company and its shareholders.

                              CONFLICTS OF INTEREST

      Thomas A. Biebel, who was a director of the Company until April 19, 2001, is a shareholder of the Company and owns 800,291 shares of Common Stock of the Company. The Company is indebted to Mr. Biebel for $250,000, which indebtedness will be assumed by Buyer. Mr. Biebel is will be a 20% shareholder of the Buyer and is a director or the Buyer. In order to avoid a conflict between his role as a principal in the Buyer and his position as a director of the Company, he resigned from the board. Mr. Biebel was involved in the organization of the Buyer and was actively involved in the negotiation of the Agreement on behalf of the Buyer.

      John O. Harry, who was a director of the Company until April 19, 2001, is a shareholder of the Company and owns 510,210 shares. The Company is indebted to Mr. Harry for $250,000, which indebtedness will be assumed by Buyer. Mr. Harry will own 5% of the Buyer.

      Todd Nelson, Vice President of Operations for the Company, will resign his position at the closing of the sale and will work for the Buyer. Mr. Nelson holds 162,803 shares of Common Stock of the Company. Mr. Ed Reiss, the Chairman of the Board, director and co-Chief Executive Officer of the Company owns 892,109 shares of the Company's Common Stock. Ms. Brenda Schenk, a director, co-Chief Executive Officer and President of the Company, owns 2,750,221 shares of the Company's Common Stock. Mr. Reiss and Ms. Schenk have no interest in the Buyer and no conflict of interest in the sale. No other person who was an executive officer or director of the Company at any time since January 1, 2000, has any substantial interest, direct or indirect, by security holdings or otherwise, in the sale.

                          TAX CONSEQUENCES OF THE SALE

      The Company believes that the sale of the assets will either be at the Company's book value for those assets, or if there is any gain, the Company will be able to apply tax loss carry forwards to offset any taxable income. Consequently, the Company does not expect that the sale will result in any taxes to the Company. Since the shareholders will not be receiving anything directly in this transaction, there should be no tax consequences to them from this sale.

                              REGULATORY APPROVALS

      The Company is not required to comply with any Federal or state regulatory requirements or obtain approval from any Federal or state agency in connection with the sale of assets described in this Proxy Statement. The Company has not made any inquiries as to whether the Buyer or any of its principals is required to comply with any such requirements or obtain approval from any such agencies.

             OPERATION OF THE BUSINESS OF THE COMPANY AFTER THE SALE

      The Company intends to continue a portion of its business after the sale. The Company will retain its Colorado facility and expects to use that facility as its headquarters. After the sale, the Company will not have manufacturing capability; all of its products will be manufactured by others. Consequently, after the closing of the sale, the Company anticipates that it will operate much the way it did prior to the purchase of the Eau Claire Diaper operation in 1998. A significant part of the Company's current business is the manufacture of private label disposable diapers and non-environment disposable diapers. The Company will not continue that business. The Company is negotiating an agreement with the Buyer, under which the Buyer will manufacture, warehouse and ship some of the Company's products. The Company will retain its trademarks and related intellectual property for its natural/environmental products. After the sale, the Company's business will consist of the distribution of its branded environmental products - Tender Care(R) and Tushies(R) diapers and related products through its existing distribution channels, which include distributors, websites, home delivery services and baby diaper services.

      CEO Ed Reiss and President Brenda Schenk will continue in their roles. Mr. Reiss will remain as the chief marketing officer as he has in the past while Ms. Schenk will be responsible for the administration of the Company. Since the Company will no longer own a manufacturing facility, it will not retain any manufacturing employees. The Buyer has committed to offer employment to those persons. Todd Nelson, who has acted as Vice-President of Operations, has agreed to become an employee of the Buyer at closing. The Company expects to retain all employees which are necessary for it to operate after the closing, and does not anticipate replacing any of the employees who will leave to become employees of the Buyer.

      Most of the Company's obligations will be assumed and discharged by the Buyer, including a substantial amount of trade payables. The Company does not anticipate any substantial problems receiving credit from trade creditors. The Company does not anticipate that it will need lines of credit or similar financial accommodations after the sale.

                         PRO-FORMA FINANCIAL STATEMENTS

      The tables below sets forth the unaudited balance sheets and results of operations of the Company for the fiscal year ended December 31, 2000, and the first quarter ended March 31, 2001, the balance sheets and results of operations of the Company as of those dates on a pro-forma basis, without the Eau Claire diaper business which is proposed to be sold, and the balance sheets and results of operations for the Eau Claire business which is proposed to be disposed as of those dates, on a pro-forma basis. These unaudited proforma financial statements are not necessarily indicative of results that actually would have occurred if the transaction had been in effect as of and for the periods presented or the results that may be achieved in the future. The adjustment related to the unaudited proforma balance sheet assume the transaction was consummated at December 31, 2000, while adjustments to the unaudited proforma statements of operations assume the transaction was consummated at January 1, 2001. These statements should be read in conjunction with the description of the proposed sale described elsewhere in this Proxy Statement, and the financial statements of the Company included in the Company's Form 10-KSB/A for the year ended December 31, 2000, and the Company's Form 10-QSB/A for the first quarter ended March 31, 2001, included as a part of Exhibit C to this Proxy Statement.

Proforma Statement of Operations

----------------------------------------------------------------------------------------------------------------------
RMED INTERNATIONAL, INC.
----------------------------------------------------------------------------------------------------------------------
Statement of Operations      RMED 2000       Pro-forma       RMED 2000    RMED Q1 2001     Pro-forma        RMED Q1
                             Historical     Adjustments      Pro-forma     Historical     Adjustments      Pro-forma
Sales                      $ 11,865,687    $  8,240,774    $  3,624,913   $  4,345,450    $  3,030,234    $  1,315,216
  Less cost of sales       $  9,005,936    $  6,527,048    $  2,478,888   $  3,393,126    $  2,394,877    $    998,249
                           -------------------------------------------------------------------------------------------
  Gross profit             $  2,859,751    $  1,713,726    $  1,146,025   $    952,324    $    635,357    $    316,967

Operating Expenses
  Sales and marketing      $  1,988,922    $  1,359,624    $    629,298   $    384,734    $    244,072    $    140,662
  General &
    administrative         $  1,449,429    $  1,216,120    $    233,309   $    333,055    $    269,859    $     63,196
                           -------------------------------------------------------------------------------------------
  Total operating costs    $  3,438,351    $  2,575,744    $    862,607   $    717,789    $    513,931    $    203,858

Net income from            $   (578,600)   $   (862,018)   $    283,418   $    234,535    $    121,426    $    113,109
  operations
  Other Income (Expense)
  Interest expense         $   (472,516)   $   (472,516)                  $   (187,098)   $   (187,098)
  Interest income          $     32,343    $     26,138    $      6,205   $      5,376    $      5,376
  Noncompliance fee        $    946,976    $    946,976
  Other                    $     16,977    $     16,977                   $      4,359    $      4,359
                           -------------------------------------------------------------------------------------------
  Total other income       $    523,780    $    517,575    $      6,205   $   (177,363)   $   (177,363)


Net income (loss)
before tax                 $    (54,820)   $   (344,443)   $    289,623   $     57,172    $    (55,937)   $    113,109
                           -------------------------------------------------------------------------------------------
Net income (loss) per      $      (0.01)                   $       0.03   $       0.01                    $       0.01
share

Weighted average common
shares outstanding            9,968,715                       9,968,715      9,902,086                       9,902,086

Notes to Pro-forma Statements of Operations:

   1. The columns entitled RMED 2000 Pro-forma and RMED Q1 Pro-forma show sales of the portion of business which will be retained by the Company; principally the environmental diapers and wipes business. Cost of sales and gross profit represents amounts attributable to the environmental business.

   2. Total operating costs represents those costs to be retained.

   3. The sale of the Eau Claire operation will include assumption of all liabilities, equipment leases and bank note. Subsequently, the Company is not expected to have any significant interest expense.

Proforma Balance Sheet

----------------------------------------------------------------------------------------------------------------------
  RMED INTERNATIONAL, INC.      RMED 2000      Pro-forma      RMED 2000    RMED Q1 2001     Pro-forma       RMED Q1
       Balance Sheet.          Historical     Adjustments     Pro-forma     Historical     Adjustments     Pro-forma
----------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
  Cash                         $    35,327    $    12,933    $    22,394                   $   (27,500)   $    27,500
  Accounts receivable          $   718,923    $   417,643    $   301,280    $ 1,026,169    $   723,670    $   302,499
  Inventory                    $ 2,061,474    $ 1,983,129    $    78,345    $ 1,857,857    $ 1,778,507    $     7,935
  Prepaids and other           $   379,943    $   367,835    $    12,108    $   398,562    $   392,357    $     6,205
                               ---------------------------------------------------------------------------------------
  Total current assets         $ 3,187,466    $ 2,781,540    $   414,127    $ 3,282,588    $ 2,867,034    $   415,554

PROPERTY & EQUIPMENT
  Land and building            $   253,969                   $   253,969    $   253,969                   $   253,969
  Furniture & office           $   146,739    $   131,539    $    15,200    $   149,819    $   134,619    $    15,200
  equipment
  Machinery & equipment        $ 5,693,665    $ 5,693,665                   $ 5,848,231    $ 5,848,231
                               ---------------------------------------------------------------------------------------
                               $ 6,094,373    $ 5,825,204    $   269,169    $ 6,252,019    $ 5,982,850    $   269,169
  Less accum depreciation      $   856,507    $   854,336    $     2,171    $ 1,118,632    $ 1,115,918    $     2,714
                               ---------------------------------------------------------------------------------------
  Total property & equipment   $ 5,237,866    $ 4,970,868    $   266,998    $ 5,133,387    $ 4,866,932    $    66,455

OTHER ASSETS
  Patents, net                 $   283,093                   $   283,093    $   283,093                   $   283,093
  Other                        $   135,746    $   114,546    $    21,200    $   113,320    $    93,820    $    19,500
                               ---------------------------------------------------------------------------------------
  Total other assets           $   418,839    $   114,546    $   304,293    $   396,413    $    93,820    $   302,593

TOTAL ASSETS                   $ 8,852,372    $ 7,866,954    $   985,418    $ 8,812,388    $ 7,827,786    $   984,602

CURRENT LIABILITIES
  Note payable to bank         $   909,896    $   909,896                   $ 1,214,224    $ 1,214,224
  Current maturities, LTN      $ 1,014,629    $ 1,014,629                   $   876,687    $   876,687
  Accounts payable             $ 2,960,456    $ 2,752,573    $   207,883    $ 2,758,216    $ 2,556,744    $   201,472
  Accrued liabilities          $   430,848    $   421,648    $     9,200    $   479,543    $   470,767    $     8,776
                               ---------------------------------------------------------------------------------------
  Total current liabilities    $ 5,315,829    $ 5,098,746    $   217,083    $ 5,328,670    $ 5,118,422    $   210,248

CAPITAL LEASE                  $ 3,013,777    $ 3,013,777                   $ 2,734,109    $ 2,734,109
LONG-TERM OBLIGATIONS          $   663,490    $    98,874    $   564,616    $   876,687    $   375,635    $   501,052
                               ---------------------------------------------------------------------------------------
                               $ 3,677,267    $ 3,112,651    $   564,616    $ 3,610,796    $ 3,109,744    $   501,052

STOCKHOLDER'S EQUITY
  Common Stock                 $    99,336                   $    99,336    $    98,686                   $    98,686
  Additional paid-in capital   $ 7,968,488                   $ 7,968,488    $ 7,925,612                   $ 7,925,612
  Accumulated deficit          $(7,974,548)   $  (344,443)   $(7,630,105)   $(7,917,376)   $  (400,380)   $(7,516,996)
                               ---------------------------------------------------------------------------------------
                               $    93,276    $  (344,443)   $   437,719    $   106,922    $  (400,380)   $   507,302
  Less notes receivable
  from stockholders            $   234,000                   $   234,000    $   234,000                   $   234,000
                               ---------------------------------------------------------------------------------------
                               $  (140,724)   $  (344,443)   $   203,719    $  (127,078)   $  (400,380)   $   273,302
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES &
STOCKHOLDERS EQUITY            $ 8,852,372    $7,866,954.00  $985,418.00    $ 8,812,388    $ 7,827,786    $   984,602
                               ---------------------------------------------------------------------------------------

Footnotes to Proforma Balance Sheets:

   1. The Company is retaining the land and real property in Delta, Company to continue its warehousing, customer service and distribution of product. The Buyer is acquiring such assets as they relate to the Eau Claire division. The Company will retain assets necessary to the continued operation, including all key intellectual property and patents.

   2. Buyer will initially assume Bank note, equipment leases and all accounts payable. The Company will have current liabilities that pertain only to current sales.

                         HISTORICAL FINANCIAL STATEMENTS

      Attached as Exhibit C to this Proxy Statement are the copies of the Company's Annual Reports on Form 10-KSB for the year ended December 31, 1999, 10-KSB/A for the year ended December 31, 2000, and the Company's quarterly reports on Form 10-QSB for the quarter ended March 31, 2000 and 10-KSB/A for the quarter ended March 31, 2001. The financial statements included in these reports are incorporated in, and constitute a part of, this Proxy Statement.

                         DISSENTER'S RIGHTS OF APPRAISAL

      Under Section 7-113-102 of the Colorado Business Corporation Act, each shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares. A shareholder who wishes to assert dissenter's rights shall: (a) cause the Company to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the sale is effectuated; and (b) not vote his or her shares in favor of the proposed sale. A shareholder who does not satisfy the requirements above is not entitled to demand payment for the shareholder's shares under the Colorado Business Corporation Act.

      A failure to vote at this meeting will not preclude a Shareholder from exercising dissenter's rights. However, a Shareholder who signs a proxy card and sends it to the Company without voting Against the sale or Abstaining will be voted for the sale, and therefore will preclude the Shareholder from exercising dissenter's rights. A shareholder who wants to exercise dissenter's rights must send a written notice of intent to demand payment to the Company. The notice must be received by the Company before the vote. Notice may be sent to either the Company's office at 3925 North Hastings Way, Eau Clare, Wisconsin 54703, or 675 Industrial Boulevard, Delta, Colorado 81416. A vote Against the sale, but without the notice, will not satisfy the notice requirements under Colorado law to permit a Shareholder to exercise dissenter's rights.

      If the Shareholders vote in favor of the sale, the Company will give a written dissenter's notice to all Shareholders who are entitled to demand payment for their shares under Article 113. This group will be limited to those Shareholders who have given, before the vote, the notice of intention to demand payment, and who have not voted in favor of the sale. Such notice must be given no later than ten (10) days after the effective date of the sale. The notice shall also state the proposed effective date of the sale, the address at which the Company will receive payment demands and the address of a place where certificates for certificated shares must be deposited. The notice will inform holders of noncertificated shares to what extent the transfer of the shares will be restricted after payment demand is received. The notice will also be accompanied by a form for demanding payment, which form will request a dissenter to state an address to which payment is to be made and will set the date by which Company must receive the payment demand and certificates for certificated shares. This date will not be less than thirty (30) days after the date the notice required is given.

      A Shareholder who has been given a dissenter's notice and wishes to assert dissenter's rights shall cause the Company to receive a payment demand, either in the form provided by the Company or in another writing, and deposit his certificates for certificated shares. Any Shareholder who does not demand payment and deposit his shares as required by the dates set forth in the dissenter's notice will not be entitled to payment for the shares.

      The Company will be obligated to pay to the Shareholders the amount the Company estimates to be the fair value of the shares plus accrued interest.

      If the dissenter is dissatisfied with the payment or offer, the dissenter may give notice to the Company in writing of the dissenter's estimate of the fair value of the shares and demand payment, if the Shareholder believes the amount paid or offered is less than the fair value, if the Company fails to make payment within sixty (60) days, or if the Company does not return the deposited shares and release the restrictions on uncertificated shares. A dissenter waives the right to demand payment unless the Company receives the dissenter's notice of objection within thirty (30) days after the Company made or offered payment for the dissenter's shares.

      If a demand for payment remains unresolved, the Company may petition the court to determine the fair value of the shares. If it does not commence the proceeding within the sixty day period, it shall be obligated to pay to each dissenter whose demand remains unresolved the amount demanded. Shareholders should be aware that the Company will have minimal cash and assets and may not be able to pay any amounts to Shareholders in satisfaction of dissenter's rights. Under Colorado law, a Shareholder who follows a statutory procedure may obtain a judgment against the Company for the fair value of the shares, plus certain costs, if the Company is obligated to make payments to dissenters but refuses or is unable to do so. In such a case, Shareholders could exercise on the judgment, attach the Company assets and pursue other legal remedies to collect the judgment.

      It is a condition to the closing of the sale that no more than 20% of the shares exercise dissenter's rights, and the Company may abandon the transaction if any Shareholders exercise dissenter's rights.

             SHAREHOLDER PROPOSALS FOR 2001 and 2002 ANNUAL MEETINGS

      The Company has not held an annual meeting in many years, has not set a meeting date for 2001 or 2002, and has no plans to hold an annual meeting in 2002. However, the Company's bylaws provide that the Company shall hold an annual meeting on the first Tuesday in November of each year. Consequently, the 2001 annual meeting is scheduled for November 6, 2001 and the 2002 annual meeting is scheduled for November 5, 2002. Any shareholder who desires to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for the 2001 Proxy Statement and annual meeting or for the 2002 Proxy Statement and annual meeting should submit the proposal to Edward Reiss, Chief Executive Officer, at 675 Industrial Boulevard, Delta, Colorado, 81416. The proposal, together with any supporting statement, may not exceed 500 words in length. Rule 14a-8 provides a way to calculate a deadline date by which proposals must be submitted, in order to be included. This calculation is based on the date of the release of the proxy statement for last year's annual meeting. Since the Company did not hold an annual meeting last year, and consequently did not prepare and release a proxy statement for an annual meeting last year, it is not possible to calculate the deadline date under Rule 14a-8. In those cases, Rule 14a-8 provides that the deadline is a reasonable time before the Company begins to print and mail its proxy materials. If the Company were to hold an annual meeting in 2001 as scheduled, and solicit proxies, the Company would consider the deadline to be August 6, 2001, which is three months before the scheduled annual meeting date. If the Company were to hold an annual meeting in 2002 as scheduled, and solicit proxies, the Company would consider the deadline to be June 10, 2002 (which is 120 days before the date on which the Company could reasonably be expected to release its proxy statement for that meeting). The reason for the difference in time periods between 2001 and 2002 is that this notice for 2001 is much later than the notice of the deadline for 2002., and if the Company applied the same criteria to 2001, the deadline for 2001 would have already passed.

      Even if the Company were to hold an annual meeting on November 6, 2001, or on November 5, 2002, it does not believe that it would solicit proxies because a majority of the shares are held by a few individuals, and the Company expects they would attend the meeting in person. Their attendance at a Shareholders meeting would constitute a quorum, and they would be able to elect directors without any necessity to solicit proxies. In that case, no proxy statement would be required to be prepared and distributed to Shareholders; consequently, there would not be anything prepared by the Company in which a Shareholder proposal could be included. In that case, the Company would have no obligation to include any shareholder proposals in proxy materials or submit the proposals to shareholders, and if the submitting shareholder wanted the proposal presented at the meeting, he would have to attend the meeting and submit the proposal to the meeting.

      If the Company decides to hold an annual meeting on a date other than the scheduled annual meeting date and prepare and distribute a Proxy Statement for that meeting, the deadline for submission may be in one of the Company's annual report on Form 10-KSB or in a quarterly report on Form 10-QSB. If not in such a report, the proposal would have to be submitted within a reasonable time before the meeting.

      Under Colorado law, any Shareholder has the right to petition a court in the county in which the Company's principal office in Colorado is located to require the Company to hold an annual meeting. However, even if the Company were required by a court to hold an annual meeting, it might not solicit proxies for such meeting. It is possible that the court would order the Company to solicit proxies, in which case it would prepare and issue a proxy statement in accordance with the requirements of the Securities Exchange Act of 1934.

                                 OTHER BUSINESS

      The Company knows of no other matters which may come before the special meeting. However, if any such matters properly come before the meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

[July 16, 2001]

                                          By Order of the Board of Directors

                                          RMED INTERNATIONAL, INC.

                                   EXHIBIT A

                            ASSET PURCHASE AGREEMENT

                                    EXHIBIT B

                                   ARTICLE 113
                               Dissenters' Rights
                                     PART I
                       Right of Dissent-Payment for Shares

      7-113-101 DEFINITIONS.-For purposes of this article:

      (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

      (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

      (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

      (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

      (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

      (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

      7-113-102 RIGHT TO DISSENT.-(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

      (a) Consummation of a plan of merger to which the corporation is a party if:

      (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

      (II)The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104; (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

      (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

      (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

      (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

      (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

      (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

      (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

      (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

      (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

      (c) Cash in lieu of fractional shares; or

      (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

      (2)

      (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

      (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

      (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

      7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

      (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

      (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

      (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

      (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  Procedure for Exercise of Dissenters' Rights

      7-113-201 NOTICE OF DISSENTERS' RIGHTS.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(l).

      (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

      7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

      (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

      (b) Not vote the shares in favor of the proposed corporate action.

      (2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

      (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

      7-113-203 DISSENTERS' NOTICE.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

      (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

      (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

      (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

      (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

      (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

      (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

      (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and (g) Be accompanied by a copy of this article.

      7-113-204 PROCEDURE TO DEMAND PAYMENT.-(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

      (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

      (b) Deposit the shareholder's certificates for certificated shares.

      (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

      (3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

      (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

      7-113-205 UNCERTIFICATED SHARES.-(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

      (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

      7-113-206 PAYMENT.-(l) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

      (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

      (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

      (b) A statement of the corporation's estimate of the fair value of the shares;

      (c) An explanation of how the interest was calculated;

      (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

      (e) A copy of this article.

      7-113-207 FAILURE TO TAKE ACTION.-(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

      (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

      7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.-(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

      (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

      7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.-(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

      (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

      (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

      (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

      (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART 3
                          Judicial Appraisal of Shares

      7-113-301 COURT ACTION.-(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation  shall commence the proceeding  described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

      (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

      (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

      (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

      7-113-302 COURT COSTS AND COUNSEL FEES.-(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

      (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

      (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                    EXHIBIT C

    Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2000
    Quarterly Report on Form 10-QSB for the fiscal year ended March 31, 2000 Quarterly Report on Form 10-QSB/A for the fiscal year ended March 31, 2001

                                    APPENDIX

PROXY                         RMED INTERNATIONAL, INC
                                  COMMON STOCK
                         PROXY SOLICITED BY THE COMPANY
               FOR SPECIAL MEETING TO BE HELD ON [AUGUST 8, 2001]

      The undersigned appoints EDWARD REISS and BRENDA SCHENK, and each of them, attorneys and proxies, each with power of substitution, to vote all shares of Common Stock of RMED International, Inc. ("RMED") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of RMED to be held on [August 8, 2001] on the proposals set forth on the reverse side hereof and on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

      THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" THE PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE ASSETS OF THE COMPANY. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE MEETING, IT IS THE INTENTION OF THE PERSONS NAMED ABOVE TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                   -----------
                                   SEE REVERSE
                                      SIDE
                                   -----------

              ---------------------------------------------------

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF SHAREHOLDERS
                            RMED INTERNATIONAL, INC.

                                [AUGUST 8, 2001]

                 Please Detach and Mail in the Envelope Provided

              ---------------------------------------------------

                                                       FOR     AGAINST   ABSTAIN

1.    To sell substantially all of the assets of       [ ]       [ ]       [ ]
      the Company to RMED Acquisition Co., Inc., a newly-formed corporation owned in part by Thomas A. Biebel and John O. Harry, former directors of the Company to whom the Company owes $500,000.

2.    In their discretion, the proxies are             [ ]       [ ]       [ ]
      authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

SIGNATURE                                                      DATE
         -----------------------------------------------------      ------------

NOTE: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

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